Exhibit 1.1

China Unicom Limited (Stock Code: 762)

(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

CHANGES OF DIRECTORS

The Board of Directors (the “Board”) of China Unicom Limited (the “Company”) announces that Mr. Li Qiuhong has resigned as Executive Director of the Company, Mr. Lo Wing Yan, William, and Mr. Ye Fengping have resigned as Executive Director and Vice President of the Company and Mr. Liu Yunjie has resigned as Non-executive Director of the Company, with effect from 1 April 2006. Each of them has confirmed that he has no disagreement with the Board and that there is no matter regarding his resignation that needs to be brought to the attention of the shareholders of the Company.

In the meantime, the Board also announces the appointment of Ms. Li Jianguo as Executive Director of the Company, Mr. Yang Xiaowei, Mr. Li Zhengmao, Mr. Li Gang and Mr. Zhang Junan as Executive Director and Vice President of the Company and Mr. Lu Jianguo as Non-executive Director of the Company, with effect from 1 April 2006.

Ms. Li Jianguo, aged 52, graduated from the Chemical Engineering of the Xiangtan University in 1982. Ms. Li is a senior economist and held leading positions in various enterprises, local governments and state ministries and committees for a significant period of time. She joined the China Unicom Telecommunications Corporation (a state owned enterprise established in the PRC, being the Company’s ultimate parent company, hereinafter referred as the “Unicom Group”) in June 2000 and has been the Chairlady of the labour union of the Unicom Group since December 2001 and a Director of the Unicom Group since September, 2003. Ms. Li is currently a Director of China Unicom Corporation Limited (operating company of the Company). Ms. Li has extensive experience in working for the government and enterprises and in management.

Save as disclosed above, Ms. Li does not have any other relationship with any directors, senior management or substantial or controlling shareholders of the Company. As at the date of this announcement, except for holding a total number of 1,552,000 share options granted under the Company’s share option scheme, Ms. Li does not have any other interest in the shares of the Company within the meaning of Part XV of the Hong Kong Securities and Futures Ordinance.

The terms of services agreed between Ms. Li and the Company do not provide for a specified length of service and do not expressly require the Company to give more than one year’s notice period or to make payments equivalent to more than one year’s emoluments to terminate the service. Ms. Li is subject to retirement by rotation in annual general meetings in accordance with the articles of association of the Company. Ms. Li will receive a remuneration package including a basic salary of HK$57,700 per month plus a housing allowance, as well as a discretionary bonus and discretionary grant of share options as may be recommended by the Remuneration Committee of the Company and determined by the Board with reference to her working performance. The remuneration of Ms. Li has been determined with reference to her duties and responsibilities in the Company, her experience and the prevailing market conditions. Ms. Li has confirmed that there is no other matter that needs to be brought to the attention of the shareholders of the Company pursuant to rule 13.51(2) of Chapter 13 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”).

Mr. Yang Xiaowei, aged 42, is a graduate of the Computer Application Department of Chongqing University in 1998. He graduated from the Management Engineering Department of the Chongqing University majoring in computer technology with a master degree in engineering in 2001. Mr. Yang is a senior engineer. From December 1992 to January 2002, Mr. Yang held the positions of Assistant to Director and Deputy Director of Chongqing Telecommunications Bureau; Deputy Director of the Chongqing Telecommunications Administration Bureau; and Director of Chongqing Municipal Communication Administration Bureau. Mr. Yang joined the Unicom Group in January 2002 and served as General Manager of the Chongqing branch and the Guangdong branch of the Unicom Group. He has been Vice President of the Unicom Group since December 2003 and Director of the Unicom Group since December 2004. Mr. Yang has extensive experience in management and the telecommunications industry.

Save as disclosed above, Mr. Yang does not have any other relationship with any directors, senior management or substantial or controlling shareholders of the Company. As at the date of this announcement, except for holding of a total number of 1,118,000 share options granted under the Company’s share option scheme, Mr. Yang does not have any other interest in the shares of the Company within the meaning of Part XV of the Hong Kong Securities and Futures Ordinance.

The terms of services agreed between Mr. Yang and the Company do not provide for a specified length of service and do not expressly require the Company to give more than one year’s notice period or to make payments equivalent to more than one year’s emoluments to terminate the service. Mr. Yang is subject to retirement by rotation in annual general meetings in accordance with the articles of association of the Company. Mr. Yang will receive a remuneration package including a basic salary of HK$57,700 per month plus a housing allowance, as well as a discretionary bonus and discretionary grant of share options as may be recommended by the Remuneration Committee of the Company, and determined by the Board with reference to his working performance. The remuneration of Mr. Yang has been determined with reference to his duties and responsibilities in the Company, his experience and the prevailing market conditions. Mr. Yang has confirmed that there is no other matter that needs to be brought to the attention of the shareholders of the Company pursuant to rule 13.51(2) of Chapter 13 of the Listing Rules.

Mr. Li Zhengmao, aged 43, graduated from the Southeast University in 1988 majoring in radio with a doctorate in electronic engineering. From 1992 to 1994, he was a Professor of the China Electronic Technology University. Mr. Li joined the Unicom Group in August 1994 and held various positions in the Unicom Group, including Deputy Head of the Network Technology Department, Head of the Wireless Communication Department, Head of the Technology Department and Deputy Chief Engineer. From April 2000 to May 2002, he was Executive Director and Vice President of the Company. From May 2002 to December 2003, he was General Manager of the Yunnan branch of the Unicom Group. Mr. Li has been Vice President of the Unicom Group since December 2003 and has been a Director of the Unicom Group since December, 2004. Mr. Li is also the Chairman of Unisk (Beijing) Information Technology Co. Ltd. and Unicom-BREW Wireless Technologies Ltd. Mr. Li has extensive experience in engineering technology and business operations.

Save as disclosed above, Mr. Li does not have any other relationship with any directors, senior management or substantial or controlling shareholders of the Company. As at the date of this announcement, except for holding 20,000 shares of the Company and a total number of 1,360,600 share options granted under the Company’s share option scheme, Mr. Li does not have any other interest in the shares of the Company within the meaning of Part XV of the Hong Kong Securities and Futures Ordinance.

The terms of services agreed between Mr. Li and the Company do not provide for a specified length of service and do not expressly require the Company to give more than one year’s notice period or to make payments equivalent to more than one year’s emoluments to terminate the service. Mr. Li is subject to retirement by rotation in annual general meetings in accordance with the articles of association of the Company. Mr. Li will receive a remuneration package including a basic salary of HK$57,700 per month plus a housing allowance, as well as a discretionary bonus and discretionary grant of share options as may be recommended by the Remuneration Committee of the Company, and determined by the Board with reference to his working performance. The remuneration of Mr. Li has been determined with reference to his duties and responsibilities in the Company, his experience and the prevailing market conditions. Mr. Li has confirmed that there is no other matter that needs to be brought to the attention of the shareholders of the Company pursuant to rule 13.51(2) of Chapter 13 of the Listing Rules.

Mr. Li Gang, aged 48, graduated from Beijing University of Posts and Telecommunications in 1985. He graduated from the Department of Advanced Business Administration of Jinan University in 2004 with a master degree in business administration. Mr. Li is a senior engineer. Mr. Li previously served as Deputy Director of the Telecommunications Division, Deputy Director of the Telecommunication Department, Deputy Director of the Rural Telephone Bureau, and Deputy Director and Director of the Telecommunications Operation and Maintenance Department of the Posts and Telecommunications Administration Bureau in Guangdong Province and as Director of the Mobile Communication Bureau. From 1999 to 2005, he served as Vice Chairman, President and Chairman of Guangdong Mobile and as Chairman and General Manager of Beijing Mobile Communication Co., Ltd. From 2000 to 2005, he also served as Director of China Mobile (Hong Kong) Limted. Mr. Li joined the Unicom Group in December 2005 and is currently Vice President of the Unicom Group. Mr. Li is also the Chairman of Unicom Hua Sheng Communications Technology Co. Ltd. and Unicom Xin Guo Xin Communications Ltd. Mr. Li has worked in the telecommunications industry for a long period of time and has extensive management experience.

Save as disclosed above, Mr. Li does not have any other relationship with any directors, senior management or substantial or controlling shareholders of the Company. As at the date of this announcement, except for holding a total number of 500,000 share options granted under the Company’s share option scheme, Mr. Li does not have any other interest in the shares of the Company within the meaning of Part XV of the HK Securities and Futures Ordinance.

The terms of services agreed between Mr. Li and the Company do not provide for a specified length of service and do not expressly require the Company to give more than one year’s notice period or to make payments equivalent to more than one year’s emoluments to terminate the service. Mr. Li is subject to retirement by rotation in annual general meetings in accordance with the articles of association of the Company. Mr. Li will receive a remuneration package including a basic salary of HK$57,700 per month plus a housing allowance, as well as a discretionary bonus and discretionary grant of share options as may be recommended by the Remuneration Committee of the Company and determined by the Board with reference to his working performance. The remuneration of Mr. Li has been determined with reference to his duties and responsibilities in the Company, his experience and the prevailing market conditions. Mr. Li has confirmed that there is no other matter that needs to be brought to the attention of the shareholders of the Company pursuant to rule 13.51(2) of Chapter 13 of the Listing Rules.

Mr. Zhang Junan, aged 49, graduated from the Nanjing University of Posts and Telecommunications majoring in carrier communication in 1982. He graduated from the Business Administration of the National Australian University in 2002 with a master degree in business administration. Mr. Zhang is a senior engineer. Mr. Zhang previously served as Director of the Bengbu Muncipal Posts and Telecommunications Bureau in Anhui Province and Deputy Director of the Anhui Provincial Posts and Telecommunications Bureau. From 2000 to 2005, he served as Deputy General Manager and General Manager of the Anhui Provincial Telecommunication Company and the Chairman and General Manager of Anhui Provincial Telecommunication Co., Ltd. Mr. Zhang joined the Unicom Group as Vice President in December 2005. Mr. Zhang has worked in the telecommunication industry for a long period of time and has extensive management experience.

Save as disclosed above, Mr. Zhang does not have any other relationship with any directors, senior management or substantial or controlling shareholders of the Company. As at the date of this announcement, except for holding a total number of 500,000 share options granted under the Company’s share option scheme, Mr. Zhang does not have any other interest in the shares of the Company within the meaning of Part XV of the Hong Kong Securities and Futures Ordinance.

The terms of services agreed between Mr. Zhang and the Company do not provide for a specified length of service and do not expressly require the Company to give more than one year’s notice period or to make payments equivalent to more than one year’s emoluments to terminate the service. Mr. Zhang is subject to retirement by rotation in annual general meetings in accordance with the articles of association of the Company. Mr. Zhang will receive a remuneration package including a basic salary of HK$57,700 per month plus a housing allowance, as well as a discretionary bonus and discretionary grant of share options as may be recommended by the Remuneration Committee of the Company, and determined by the Board with reference to his working performance. The remuneration of Mr. Zhang has been determined with reference to his duties and responsibilities in the Company, his experience and the prevailing market conditions. Mr. Zhang has confirmed that there is no other matter that needs to be brought to the attention of the shareholders of the Company pursuant to rule 13.51(2) of Chapter 13 of the Listing Rules.

Mr. Lu Jianguo, aged 60, is an engineer. He graduated from the PLA Air Force Academy of Engineering in 1968 majoring in radio. From 1988 to 1994, he served as Director of Beijing Long Distance Call Bureau, Deputy Director-General of the Communication Department of the Posts and Telecommunications Ministry, Deputy Director of Office of State Radio Regulatory Commission. Mr. Lu was Vice President of the Unicom Group from October 1994 to December 2005 and was Director of the Unicom Group from February 2000 to December 2005. Mr. Lu is well versed in telecommunications operations with many years of experience in the telecommunications industry and has extensive management experience.

Save as disclosed above, Mr. Lu does not have any other relationship with any directors, senior management or substantial or controlling shareholders of the Company. As at the date of this announcement, except for holding a total number of 1,668,600 share options granted under the Company’s share option scheme, Mr. Lu does not have any other interest in the shares of the Company within the meaning of Part XV of the Hong Kong Securities and Futures Ordinance.

Mr. Lu has not entered into any directors’ service contract with the Company and there is no term expressly provides for the Company to give more than one year’s notice period or to make payments equivalent to more than one year’s emoluments to terminate the service. Mr. Lu is subject to retirement by rotation in annual general meetings in accordance with the articles of association of the Company. Mr. Lu will receive an annual fees of HK$300,000 as fees for being a non-executive director, as well as an annual fees of HK$20,000 for being a member of the Remuneration Committee. Other than the aforesaid fees, Mr. Lu is not entitled to any bonus or other emoluments. Mr. Lu has confirmed that there is no other matter that needs to be brought to the attention of the Shareholders of the Company pursuant to rule 13.51(2) of Chapter 13 of the Listing Rules.

The Board expresses its sincerest gratitude to Mr. Li Qiuhong, Mr. Lo Wing Yan, William, Mr. Ye Fengping and Mr. Liu Yunjie for their contributions to the Company during their periods of services, and sends its warmest welcome to Ms. Li Jianguo, Mr. Yang Xiaowei, Mr. Li Zhengmao, Mr. Li Gang, Mr. Zhang Junan and Mr. Lu Jianguo for their appointments as Directors of the Company.

As at the date of this announcement, the Board comprises:

Executive Directors:	Chang Xiaobing, Shang Bing, Tong Jilu, Li Qiuhong, Lo Wing Yan, William and Ye Fengping

Non-executive Director:	Liu Yunjie

Independent Non-executive Directors:	Wu Jinglian, Shan Weijian, Cheung Wing Lam, Linus and Mr. Wong Wai Ming

By order of the Board China Unicom Limited Chu Ka Yee Company Secretary

Hong Kong, 23 March 2006